Exhibit 4.7

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF SECTION 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW, OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	Invuity, Inc., a Delaware corporation
Number of Shares:	29,529 (Subject to adjustment as hereinafter provided)
Class of Stock:	Common Stock
Warrant Price:	$7.90 per share (Subject to adjustment as hereinafter provided in Section 2 hereof)
Issue Date:	March 10, 2017
Expiration Date:	The earlier to occur of (i) the expiration of this Warrant pursuant to Section 1.6 hereof or (ii) the 10th anniversary after the Issue Date
Credit Facilities:

This Warrant is issued in connection with the Credit and Security Agreement (Term Loan), dated as of March 10, 2017, among the Company, MIDCAP FINANCIAL TRUST, a Delaware statutory trust, as Agent and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

THIS WARRANT TO PURCHASE STOCK (this "Warrant") CERTIFIES THAT, for good and valuable consideration, including without limitation the mutual promises contained in the Credit Agreement (defined above), MidCap Funding VII Trust, a Delaware statutory trust (together with any registered holder from time to time of this Warrant or any holder of the Shares (as defined below) issuable or issued upon the exercise or conversion of this Warrant, "Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class and series of capital stock of the Company at the Warrant Price, all as set forth above or herein below and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.  As used herein, "Share" or "Shares" shall refer to either (i) the shares of stock issuable upon the exercise or conversion of this Warrant and any shares of capital stock into which such shares may be converted or exchanged, or (ii) the authorized or issued and outstanding shares of capital stock of the Company which are of the same class and series as the shares of stock issuable upon the exercise or conversion of this Warrant, in either case as the specific provisions of this Warrant or the context may require.

ARTICLE 1.     EXERCISE.

1.1       Method of Exercise.  Holder may at any time and from time to time prior to the Expiration Date exercise this Warrant, in whole or in part, but not for fewer than ten thousand (10,000) Shares at a time (or such lesser number of Shares which may then constitute the maximum number purchasable hereunder), by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.  Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a certified check, bank draft, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2       Conversion Right.  In lieu of exercising this Warrant as specified in Section 1.1, Holder may at any time prior to the Expiration Date convert this Warrant, in whole or in part, but not for fewer than ten thousand (10,000) Shares at a time (or such lesser number of Shares which may then constitute the maximum number purchasable hereunder), into a number of Shares determined by dividing (a) the aggregate Fair Market Value of the number of Shares or the securities otherwise issuable upon exercise of this Warrant with respect to which Holder elects to convert this Warrant minus the aggregate Warrant Price of such Shares by (b) the Fair Market Value of one Share, and by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.  The "Fair Market Value" of a Share shall be determined pursuant to Section 1.3.

1.3       Fair Market Value.  If the Company's common stock is traded on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a "Trading Market") and the Shares are common stock, the Fair Market Value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company.  In the event of an exercise in connection with an Acquisition, the Fair Market Value of a Share shall be the value to be received per Share by all holders of such Shares in such transaction.  In any other instance, the Fair Market Value of a Share shall be as the Board of Directors of the Company shall determine in its reasonable good faith judgment.

1.4       Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this Warrant pursuant to Section 1.1 or 1.2, respectively, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall promptly deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant of like tenor representing the Shares not so acquired.  This Warrant shall be deemed to have been exercised and such certificates deemed issued, and Holder shall become the holder of record of the Shares for all purposes, as of the date of Holder's delivery of the exercise notice pursuant to Section 1.1 or 1.2 and payment of the Warrant Price, if applicable.  If an exercise or conversion is to be made in connection with an Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

1.5       Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall, at the expense of Holder, execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6       Treatment of Warrant Upon Acquisition of Company.

1.6.1     "Acquisition".  For the purpose of this Warrant, "Acquisition" means (a) any sale, exclusive license, or other disposition of all or substantially all of the assets of the Company, or (b) any reorganization, consolidation, share exchange, take-over bid, plan of arrangement or merger of or involving the Company with, by or into another person or entity, or sale of outstanding securities of the Company by the holders thereof, in each case where the holders of the Company's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the successor, acquiring or surviving person or entity after the transaction.

1.6.2     Treatment of Warrant Upon Acquisition.

A)     Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that (i) is not described in Section 1.6.1(a), (ii) in which the sole consideration is cash, and (iii) in connection with or as a result of which all holders of the Shares are receiving or have the right to receive solely cash in the same proportions in respect of all of their Shares, then either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (b) if Holder elects not to exercise or convert the Warrant, this Warrant will expire upon the consummation of such Acquisition, subject to Section 5.8.  The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may reasonably request in connection with such contemplated Acquisition giving rise to such notice), which notice is to be delivered to Holder not less than ten (10) business days prior to the closing of the proposed Acquisition.

B)     Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is described in Section 1.6.1(a) and is an "arms'-length" transaction with a third party that is not an Affiliate (as defined below) of the Company (a "True Asset Sale"), Holder may (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such True Asset Sale or (b) permit this Warrant to continue (unless exercised in the interim) until the earlier of the Expiration Date or the dissolution and/or liquidation of the Company following the closing of any such True Asset Sale, subject to Section 5.8.  The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which notice is to be delivered to Holder not less than ten (10) business days prior to the closing of the proposed True Asset Sale.

C)     Upon the written request of the Company, Holder agrees that, in the event of an Acquisition (i) in which the consideration is a combination of cash and equity securities of the acquirer listed for trading on a U.S. national securities exchange and which may be freely resold pursuant to a resale registration statement or under Rule 144 of the Act without any restriction or limitation (including without limitation volume and manner of sale restrictions), (ii) in connection with or as a result of which all holders of the Shares are receiving or have the right to receive solely cash and/or such securities in the same proportions in respect of all of their Shares, and (iii) on the record date for which the Fair Market Value of one Share (or other securities issuable upon exercise of this Warrant) is greater than the Warrant Price, Holder may (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise or convert the Warrant, this Warrant will expire upon the consummation of such Acquisition, subject to Section 5.8.  The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information at Holder may reasonably request in connection with such contemplated Acquisition giving rise to such notice), which notice is to be delivered to Holder not less than ten (10) business days prior to the closing of the proposed Acquisition.

D)     Upon the closing of any Acquisition other than those particularly described in subsections (A), (B) and (C) above, the successor, surviving or acquiring entity shall assume in writing the obligations of this Warrant, including agreements to deliver to Holder in exchange for this Warrant a written instrument issued by the successor, surviving or acquiring entity pursuant to which this Warrant shall thereafter be exercisable for the kind, amount and value of securities, cash, and property as would have been payable for the Shares issuable upon exercise of the unexercised portion of this Warrant had such Shares been outstanding on the record date for the Acquisition and subsequent closing.  The Warrant Price and/or number of Shares shall be adjusted accordingly.

E)     Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise or conversion of this Warrant is to be made in connection with an Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such transaction, in which case such exercise or conversion shall not be deemed to be effective until immediately prior to the consummation of such transaction.

As used herein "Affiliate" shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting securities of the Company, any person or entity that controls, is controlled by or is under common control with any such person or entity, and each of such person's or entity's officers, directors, members, managers, joint venturers or partners, as applicable (whether as a result of the ownership of voting securities, by contract or otherwise).

ARTICLE 2.     ADJUSTMENTS TO THE SHARES.

2.1       Stock Dividends, Subdivisions and Combinations.  If the Company declares or pays a dividend on the Shares payable in common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred.  If the Company subdivides the Shares by reclassification, stock split, split-up or otherwise into a greater number of shares or takes any other action which increases the number of shares of any class or series of capital stock into which the Shares are convertible, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares purchasable hereunder shall be proportionately decreased.

2.2       Reclassification, Exchange, Combination or Substitution. Upon any reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of the underlying securities as to which purchase rights under this Warrant exist, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number, amount and kind of securities, money and property that Holder would have ultimately received upon the completion of such reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event if this Warrant had been exercised immediately before such reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event.  Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate").  The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, combination, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.  The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the amended Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, reorganizations, mergers, consolidations or other events.

2.3       [Reserved].

2.4       [Reserved].

2.5       Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the Fair Market Value of a full Share.

2.6       Certificate as to Adjustments.  Upon each adjustment of the Warrant Price or the kind or number of securities issuable under this Warrant pursuant to this Section 2, the Company shall promptly notify Holder in writing, and, at the Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Executive Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and the number and kind of securities issuable under this Warrant in effect upon the date thereof and the series of adjustments leading to such Warrant Price and such number and kind of securities.

ARTICLE 3.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

3.1       Representations and Warranties.  The Company represents and warrants and covenants to Holder as follows:

(a)     The Company has all requisite legal and corporate power and authority, and has taken all corporate action on the part of itself, its officers, directors and stockholders necessary, to execute, issue and deliver this Warrant, to issue the Shares issuable upon exercise or conversion of this Warrant and the securities issuable upon conversion of the Shares, and to carry out and perform its obligations under this Warrant, and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights, or to principles of equity.

(b)     This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws.  All Shares which may be issued upon the exercise of the purchase or conversion right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances (including preemptive or other similar rights) except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(c)     The execution, delivery, and performance of this Warrant will not result in a violation of, be in conflict with, or constitute a default under, with or without the passage of time or giving of notice, any provision of the Certificate, the Company's by-laws, any provision of any judgment, decree, or order to which the Company is a party, by which it is bound, or to which any of its material assets are subject, any contract, obligation, or commitment to which the Company is a party or by which it is bound, or any statute, rule, or governmental regulation applicable to the Company, or the creation of any lien, charge, or encumbrance upon any assets of the Company.

(d)     Company has filed with the Securities and Exchange Commission (the "SEC") complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and (b) all other reports filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") with the SEC since December 31, 2015 (such reports are collectively referred to herein as the "Company Reports").  The Company Reports constitute all of the documents required to be filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2015 through the date of this Warrant.  The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed.  As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.2       Notice of Certain Events; Information. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, (d) to approve or participate in any Acquisition, (e) to liquidate, dissolve or wind up or approve or consummate any Liquidation Event (as defined in the Certificate), or (f) to take any action or to effect any transaction which requires the Company to provide notice to other holders of the Shares, then, in connection with each such event, the Company shall give Holder: (1) at least ten (10) business days prior written notice of the date on which a record will be taken for such dividend or distribution (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b), (c), (d), (e) or (f) above, at least ten (10) business days prior written notice of the date when the same will take place (and, if applicable, specifying the date on which the holders of stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

ARTICLE 4.     REPRESENTATIONS AND WARRANTIES OF HOLDER.  Holder represents and warrants to the Company as follows:

4.1       Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption or any transfer contemplated by or permitted under Section 3.3.  Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2       Disclosure of Information.  Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3       Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4       Accredited Investor Status.  Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

4.5       The Act.  Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5.     MISCELLANEOUS.

5.1       Term.  This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.  The conditions under which the Warrant shall automatically convert on the Expiration Date are set forth in Section 5.8 below.

5.2       Legends.

(a)     This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT PURSUANT TO THE PROVISIONS OF SECTION 5, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW, OR UNLESS SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR UNLESS, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

(b)     Notwithstanding the foregoing, neither this Warrant nor any certificate or instrument evidencing this Warrant or the Shares shall bear, and the Company hereby agrees to remove, within ten (10) days of any written request (together with such evidence or documentation described in the following provisions) by Holder, pursuant to the following provisions of this Section 5.2(b), or not to affix, as applicable, any restrictive or other legend, notice or provision restricting the sale or transfer of this Warrant or the Shares, in each case provided that Holder has provided reasonable evidence to the Company (including any customary broker's or transferring stockholder's letters but expressly excluding an opinion of counsel other than with respect to clause (D) below) that: (A) a transfer of this Warrant or the Shares, as applicable, has been made pursuant to SEC Rule 144 (assuming the transferor is not an "affiliate" (as defined in SEC Rule 144) of the Company); (B) the Warrant or the Shares, as applicable, are then eligible for transfer pursuant to SEC Rule 144; (C) a transfer of this Warrant or the Shares has been made for no consideration to an affiliate of Holder or any assignee or purchaser of Holder's or its affiliate's rights under the Credit Agreement or any interest or participation therein or has otherwise been made to any affiliate of Holder who is an "accredited investor" as defined in Regulation D promulgated under the Act, and that is otherwise in compliance with all applicable securities laws; or (D) in connection with any other sale or transfer, provided that upon the request of the Company, such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form to the Company, to the effect that either such sale or transfer may be made without registration under the applicable requirements of the Act or that such a legend, notice or provision is not required by, and is not required in order to establish compliance with any provisions of, the Act. For all purposes of Section 1.4, the Company shall not be deemed to have delivered to Holder Shares unless and until the Company shall have fully complied with all of the terms and conditions of this Section 5.2(b) (if removal has been requested by Holder in compliance with this Section 5.2(b)).

5.3       Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and, subject to Section 5.2(b), legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or any assignee or purchaser of Holder's or its affiliate's rights under the Credit Agreement or any interest or participation therein.  Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144.

5.4       Transfer Procedure.  Subject to the provisions of Section 5.3 and upon and effective immediately as of providing Company with written notice substantially in the form attached as Appendix 2, Holder and any permitted transferee may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Holder or such transferee will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and, in the case of transfer to a transferee who is not an affiliate of the Holder, Holder or such transferee promptly thereafter surrenders this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).  The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5       Notices.  All notices, requests, documents and other communications (collectively, "Notices") from the Company to Holder, or vice versa, shall be in writing and deemed validly delivered effective as of the earliest to occur of (a) when actually received, (b) when transmitted by facsimile or electronic mail (PDF), (c) the first business day after mailing by first-class registered or certified mail, postage prepaid, or after deposit with a reputable overnight courier with all charges paid, in each case other than actual receipt at such mailing, facsimile or electronic mail address as may have been furnished to the Company or Holder, as the case may be.  As used in this Warrant, "business days" shall refer to all days other than any Saturday, Sunday or day on which the Company's primary depository bank is closed.  All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

MidCap Funding VII Trust,

c/o MidCap Financial Services LLC, as servicer

7255 Woodmont Avenue, Suite 200

Bethesda, MD 20814

Attention: Portfolio Management- Invuity transaction

Fax:  ###

E-Mail: ###

With a copy to:

MidCap Funding VII Trust,

c/o MidCap Financial Services LLC, as servicer

7255 Woodmont Avenue, Suite 200

Bethesda, MD 20814

Attention: General Counsel

Fax:  ###

E-Mail: ###

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Invuity, Inc.

444 De Haro Street

San Francisco, CA 94107

Attention:

Fax:

E-Mail:

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Allison Spinner

Fax : ###

Email: ###

5.6       Amendment and Waiver.  Except as expressly provided herein, neither this Warrant nor any term hereof may be modified, amended or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder; provided, that this Warrant and any term hereof may be either retroactively or prospectively waived or discharged by an instrument in writing signed by the party against which enforcement of such waiver or discharge is sought.

5.7       Attorneys' Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute in a final non-appealable judgment shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

5.8       Automatic Conversion upon Expiration.  Unless Holder notifies the Company in writing to the contrary prior to such automatic conversion, in the event that, upon the earliest to occur of the Expiration Date or any expiration, involuntary termination or cancellation of this Warrant, including with respect to Section 1.6.2, the Fair Market Value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed as of immediately before such date to have been converted pursuant to Section 1.2 above as to all Shares for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares issued upon such conversion to the Holder.

5.9       Taxes and Expenses. The Company shall pay all of its expenses in connection with, and all issuance, transfer, stamp and other similar incidental taxes imposed by any taxing authority in the United States with respect to, the exercise of this Warrant or the issue or delivery of Shares hereunder; provided, however, that, in no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5.10     Counterparts.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.11     Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York, in each case (except to the extent the General Corporation Law of the State of Delaware applies) without giving effect to its principles regarding conflicts of law (other than Section 5-1401 of the General Obligations Law).

5.12     Headings.  The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

5.13     Severability.  In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision.

[Balance of Page Intentionally Left Blank]

"COMPANY"

INVUITY, INC.

By:	/s/ James H. Mackaness

Name:	James H. Mackaness
(Print)

Title:	Chief Financial Officer

"HOLDER"

MIDCAP FUNDING VII TRUST

By:	Apollo Capital Management, L.P.,

its investment manager

By:	Apollo Capital Management GP, LLC,

its general partner

By:	/s/ Maurice Amsellem

Name:	Maurice Amsellem

Title:	Authorized Signatory

APPENDIX 1

NOTICE OF EXERCISE

1.       Holder elects to purchase ___________ shares of the Common Stock of Invuity, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.       Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant.  This conversion is exercised for _____________________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.       Please issue a certificate or certificates representing the shares in the name specified below:

Holder's Name

(Address)

3.       By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant as the date hereof.

HOLDER:

By:
Name:
Title:
(Date):

APPENDIX 2

ASSIGNMENT

For value received, MIDCAP FUNDING VII TRUST hereby sells, assigns and transfers unto

Name:

Address:

Tax ID:

that certain Warrant to Purchase Stock issued by Invuity, Inc. (the "Company"), on [_________] (the "Warrant") together with all rights, title and interest therein.

MIDCAP FUNDING VII TRUST

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

By:

Name:
(Print)

Title:

Date:

By its execution below, and for the benefit of the Company, _______________ makes each of the representations and warranties set forth in Section 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[NAME OF TRANSFEREE]

By:
Name:
Title: